Exhibit 16.1

June 28, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Frontier Funds’ statements included under Item 4.01(a) of its Form 8-K filed on June 28, 2019 and we agree with such statements concerning our firm.

/s/ RSM US LLP